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                                                                       EXHIBIT 7


                                FILING AGREEMENT
                                     BETWEEN
                                BOSTON PIPES, LLC
                                       AND
                               JACOB GOLDFIELD


        The undersigned hereby agree that the Schedule 13D with respect to the Common Stock, $.001 par value, of Exchange Applications, Inc. dated of even date herewith is and shall be filed on behalf of both of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  September 17, 2001

                                     BOSTON PIPES, LLC



                                     By: /s/ Jacob Goldfield
                                         -------------------------
                                         Jacob Goldfield
                                         Managing Member








                                         /s/ Jacob  Goldfield
                                         -------------------------
                                         Jacob Goldfield